Aradigm Corporation Reports Second Quarter 2006 Financial Results

HAYWARD, CA -- 08/10/2006 -- Aradigm Corporation (NASDAQ: ARDM) today announced financial results for the second quarter and six months ended June 30, 2006.

The company reported revenues for the three months ended June 30, 2006 of $1.8 million compared to $1.2 million for the same period in 2005. Revenues for the six months ended June 30, 2006 were $2.9 million compared with $8.9 million for the same period in 2005. Revenues were derived from currently partnered AERx development programs. Total operating expenses for the three months ended June 30, 2006 were $14.4 million compared to $10.0 million for the same period in 2005. For the six months ended June 30, 2006 total operating expenses were $24 million compared with $20.3 million for the same period in 2005. The operating expenses for the three and six months included $1.4 million for the costs associated with the corporate restructuring announced in May.

The company reported a net loss for the three months ended June 30, 2006 of $12.4 million, or $0.85 per share, compared with a net loss of $8.5 million, or $0.58 per share, for the same period in 2005. The net loss for the six months ended June 30, 2006 was $20.7 million, or $1.42 per share, compared with a net loss of $10.8 million, or $0.75 per share, for the same period in 2005. This included an asset impairment of approximately $4 million taken during this quarter to reflect the structure of an anticipated Intraject transaction.

As of June 30, 2006, cash, cash equivalents and short-term investments totaled approximately $8.9 million. It should be noted that this cash on hand does not include the recent transaction with Novo Nordisk, which was executed following the close of the second quarter and resulted in $27.5 million in cash to Aradigm.

Recent Highlights

--  In a press release issued this afternoon, the Company announced the appointment of Igor Gonda, Ph.D. as its President and Chief Executive
    Officer effective immediately.  Dr. Gonda brings more than 30 years of pharmaceutical drug product development experience, with specific focus within the respiratory area and is currently both a member of Aradigm's
    Board of Directors and Chairman of its Scientific Advisory Board. Most
    recently, Dr. Gonda was Managing Director and Chief Executive Officer of
    Acrux Limited, a specialty pharmaceutical company based in Melbourne,
    Australia. Prior to joining Acrux in 2001, Dr. Gonda served as Aradigm's
    Chief Scientific Officer.  His appointment comes as Aradigm is refocusing its business on the pulmonary segment of the pharmaceutical marketplace.

--  In July 2006, the Company announced the further execution of the strategic partnership with Novo Nordisk. The agreement, which resulted in a non-dilutive cash infusion to Aradigm of $27.5 million, is comprised of an intellectual property assignment, a royalty prepayment and an eight-year promissory note. The promissory note is secured by the royalty payments on the AERx Diabetes Management System (iDMS), which is sold under the Aradigm license.

--  During the quarter the Company completed the corporate restructuring announced in May.  Today Aradigm has 65 employees dedicated to advancing the company's pulmonary product pipeline. For the quarter, the total costs associated with the restructuring were $1.4 million.

--  This week Aradigm and its partner APT Pharmaceuticals completed the dosing of patients enrolled in its AERX HCQ Phase 2 clinical program for the treatment of asthma. The program is now entering the data analysis stage with results expected by the end of the year.
"During the second quarter the Company executed on a corporate restructuring that allowed Aradigm to focus on its core competencies of pulmonary delivery and respiratory diseases," said Dr. Bryan Lawlis, Aradigm's outgoing President and Chief Executive Officer. "The restructuring, combined with the funding tied to the recent agreement with Novo Nordisk and today's appointment of Dr. Gonda, a respected technology leader in pulmonary delivery, provide Aradigm with the necessary resources to advance its core partnered and self-funded pulmonary programs including our liposomal ciprofloxacin for cystic fibrosis related infections."

Dr. Lawlis continued: "Another step in our restructuring process entails a decision regarding our Intraject program. We have recently made progress on a sale of the program and anticipate being able to announce additional details shortly. Under the current agreement structure, Aradigm expects to receive an upfront payment, milestones and royalties upon commercialization. However, with respect to the sale of the assets involved, the Company has recognized an asset impairment of approximately $4 million dollars to reflect the structure of the transaction during this quarter."

Conference Call

The company will host a conference call and question and answer session today at 4:30 pm Eastern Time, 1:30 pm Pacific Time today to discuss these financial results. Dial toll-free 1(877) 788-8790 to access the conference call. International callers dial +1 (706) 679-7281. The event webcast can be found under the investor relations section of the company's website: www.aradigm.com. The webcast and audio replay of the conference call will be available following the call, and can be accessed on www.aradigm.com or by dialing toll-free 1 (800) 642-1687. International callers should dial +1 (706) 645-9291. The replay passcode is 3423978#.

Aradigm combines its non-invasive delivery systems with novel formulations to create products that enable patients to comfortably self-administer biopharmaceuticals and small molecule drugs. Aradigm and its partner, Novo Nordisk, are in Phase 3 clinical trials of the AERx Diabetes Management System for the treatment of Type 1 and Type 2 diabetes. Other current development programs include partnerships and self-initiated programs in treatment or prevention of pulmonary hypertension, respiratory infections, asthma and smoking cessation. More information about Aradigm can be found at www.aradigm.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

AERx and Intraject are registered trademarks of Aradigm.

                          ARADIGM CORPORATION
                  CONDENSED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)
                              (Unaudited)

                           THREE MONTHS ENDED         SIX MONTHS ENDED
                                JUNE 30,                  JUNE 30,
                        ------------------------  ------------------------
                            2006         2005         2006         2005
                        -----------  -----------  -----------  -----------
Contract revenues -
 From related parties   $     1,710  $        --  $        50  $     7,444
Contract revenues -
 Other                           96        1,212        2,830        1,482
                        -----------  -----------  -----------  -----------
Total Contract revenues       1,807        1,212        2,880        8,926
                        -----------  -----------  -----------  -----------
Operating expenses:
Research and
 development                  6,357        7,317       13,098       14,387
General and
 administrative               2,685        2,713        5,537        5,948
Restructuring and Asset
 Impactment                   5,370                     5,370
                        -----------  -----------  -----------  -----------
   Total operating
    expenses                 14,412       10,030       24,005       20,335

                        -----------  -----------  -----------  -----------
Loss from operations        (12,605)      (8,818)     (21,125)     (11,409)
                        -----------  -----------  -----------  -----------
Interest income                 135          350          380          638
Interest expense                 37           (8)          27          (45)
                        -----------  -----------  -----------  -----------
Net loss                $   (12,433) $    (8,476) $   (20,717) $   (10,816)
                        ===========  ===========  ===========  ===========
Basic and diluted net
 loss per share         $     (0.85) $     (0.58) $     (1.42) $     (0.75)
Shares used in
 computing basic and
 diluted net loss per
 share **                    14,656       14,572       14,614       14,485
                        ===========  ===========  ===========  ===========

** All share and per share data reflects a 1 for 5 reverse stock split effective January 4, 2006 and approved by Aradigm shareholders in
   January 2005.

                          ARADIGM CORPORATION
                       CONDENSED BALANCE SHEETS
                             (In thousands)

                                                  June 30,    December 31,
                                                    2006          2005
                                                (Unaudited)         *
                                                ------------  -------------
                         ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                  $      8,914  $      27,694
  Receivables                                            552            400
  Current portion of notes receivable from
   officers and employees                                 20             62
  Other current assets                                   662            874
                                                ------------  -------------

  Total current assets                                10,148         29,030
Property and equipment, net                            6,294          9,875
Noncurrent portion of notes receivable from
 officers and employees                                  151            129
Other assets                                             456            463

                                                ------------  -------------

  Total assets                                  $     17,049  $      39,497
                                                ============  =============

    LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                 SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $        672  $       3,034
  Accrued clinical and cost of other studies             523            398
  Accrued compensation                                 3,021          3,814
  Deferred revenue                                       217            222
  Other accrued liabilities                              573            475
                                                ------------  -------------

  Total current liabilities                            5,006          7,943
Noncurrent portion of deferred revenue                    --             --
Noncurrent portion of deferred rent                      824            714
Redeemable convertible preferred stock                23,669         23,669
Shareholders' equity                                 (12,450)         7,171
                                                ------------  -------------

 Total liabilities, redeemable convertible
  preferred stock and shareholders' equity      $     17,049  $      39,497
                                                ============  =============

* The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contact:
Chris Keenan
Aradigm
(510) 265-9370